Exhibit 10.16

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”) made and entered effective as of June 16, 2011, by and between Mesa Energy Holdings, Inc., a Delaware corporation (the “Company”) and Whalehaven Capital Fund Ltd., a Bermuda Corporation (“Whalehaven”).

WITNESSETH:

WHEREAS, the Company issued Whalehaven a promissory note in a principal amount of $20,000 on December 8, 2010, which was due on June 8, 2011 (the “Initial Note”);

WHEREAS, on February 14, 2011, the Company and Whalehaven entered into an amendment to the Initial Note (the “Amendment”), whereby the principal amount of the Initial Note was increased by $30,000 to $50,000, of which $20,000 was funded to the Company on February 14, 2011 (the “Additional Note” and together with the Initial Note, the “Notes”) and the remaining $10,000 was intended to be funded to the Company at a later date (the “Remaining Payment”);

WHEREAS, the parties subsequently agreed to waive the Remaining Payment and have the Initial Note, as amended by the Additional Note, be $40,000 principal amount;

WHEREAS, the Notes accrue interest at the rate of 6% per annum, of which $621.37 of accrued interest on the Initial Note and $397.81 of accrued interest on the Additional Note is due and payable as of the date of this Agreement (together with the Notes, the “Debt”);

WHEREAS, the Company has requested that Whalehaven agree to restructure (the “Restructuring”) the Debt into two Convertible Notes, one for each Note (the “New Debt”) with such New Debt convertible into the Company’s shares of common stock at a conversion price of $0.125 per share, thereby eliminating the Debt;

WHEREAS, Whalehaven has agreed to the Restructuring and the New Debt;

WHEREAS, the board of directors of the Company deems it advisable and in the best interests of the Company to consummate the transactions contemplated by this Agreement upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in reliance upon the undertakings, representations, warranties and indemnities contained herein, the Company and Whalehaven hereby agree as follows:

ARTICLE 1
EXCHANGE OF NOTES; CLOSING

Section 1.1       Restructuring.  Subject to the terms and conditions herein stated, Whalehaven agrees at the Closing that the Debt shall be restructured and, as so restructured, to exchange the Debt for the New Debt pursuant to Convertible Notes dated as of the date hereof (the “Convertible Notes”), as set forth on Schedule A hereto.  The parties agree that upon closing of the transactions contemplated by this Agreement, the Notes will no longer be outstanding.

Section 1.2       Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement and the Convertible Notes.

Section 1.3        Deliveries at Closing.  At the closing, Whalehaven and the Company shall exchange executed copies of this Agreement and the Convertible Notes.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Whalehaven as of the date hereof as follows:

Section 2.1        Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.

Section 2.2         Authority; Enforceability.  The Company has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 2.3        Third Party Consents.  No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement or the consummation by the Company of any of the transactions contemplated hereby.

Section 2.4        No Other Representations or Warranties.  Except as set forth above in this Section 2, no other representations or warranties, express or implied, are made in this Agreement by the Company to Whalehaven.

ARTICLE 3
MISCELLANEOUS

Section 3.1        Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall not be limited or affected by any investigation by or on behalf of any party hereto.

Section 3.2.       Further Assurances.  Each of the Company and Whalehaven will use its, as the case may be, best reasonable efforts to take all action and to do all things necessary, proper or advisable on order to consummate and make effective the transactions contemplated by this Agreement.

Section 3.3        Entire Agreement; No Third Party Beneficiaries.  This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 3.4        Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

Section 3.5       Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

Section 3.6        Amendment and Modification.  This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

Section 3.7        No Joint Venture.  Nothing contained herein shall make Whalehaven or the Company, partners or joint venturers or create any relationship or obligation between any of them except as expressly set forth herein.

Section 3.8        Independent Legal Advice.  All parties acknowledge and represent that:  (a) they have read this Agreement; (b) they clearly understand this Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) Sichenzia Ross Friedman Ference LLP represents the Company and Whalehaven on other matters but not on this matter, it has drafted this Agreement at the request of all parties, however all parties have had the benefit and advice of counsel of their own selection and that neither of them have relied upon the advice or counsel of Sichenzia Ross Friedman Ference LLP with respect to this Agreement; (e) they have executed this Agreement , freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

Section 3.9        Construction.  Each party acknowledges that it or its own independent legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of June 16, 2011.

MESA ENERGY HOLDINGS, INC.

By:	/s/ RANDY M. GRIFFIN
Name: Randy M. Griffin
Title: Chief Executive Officer

WHALEHAVEN CAPITAL FUND LTD.

By:	/s/ ERIC WEISBLUM
Name: Eric Weisblum
Title: Authorized Signatory

SCHEDULE A

Principal Amount of Promissory Note	Accrued Interest on Promissory Note	Date Funds Received for Rule 144 Tacking Purposes	New Convertible Note Number

$20,000	$621.37	December 8, 2010	A-1
$20,000	$397.81	February 14, 2011	A-2